AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202


July 15, 2005


United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Veridicom International, Inc.

Dear Sir/Madam:

      We have read Item 4.01 of the form 8-K Veridicom International, Inc., dated July 14, 2005 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


Very truly yours,

AJ. Robbins, PC

by /s/ AJ. Robbins
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   AJ. Robbins, CPA